As filed with the Securities and Exchange Commission on February 13, 1997
                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                               N-T HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)

                               -------------------

           DELAWARE                                    95-4591529
   (State of Incorporation)             (I.R.S. Employer Identification No.)

                               -------------------

                               N-T Holdings, Inc.
                                5995 Plaza Drive
                             Cypress, CA 90630-5028
                                 (714) 952-1121
          (Address and telephone number of principal executive offices)

                               -------------------

              1996 STOCK OPTION PLAN FOR OFFICERS AND KEY EMPLOYEES
                  1996 NON-OFFICER DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)
                                  Alan R. Hoops
                      President and Chief Executive Officer
                               N-T Holdings, Inc.
                                5995 Plaza Drive
                             Cypress, CA 90630-5028
                                 (714) 952-1121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

                                   Copies to:

    Joseph S. Konowiecki, Esq.                    Michael R. Jacobson, Esq.
         Konowiecki & Rank                           Cooley Godward LLP
       633 West Fifth Street                        Five Palo Alto Square
            Suite 3500                               3000 El Camino Real
    Los Angeles, CA  90071-2007                   Palo Alto, CA  94306-2155
          (213) 229-0990                               (415) 843-5000
        Fax (213) 229-0992                           Fax (415) 857-0663

                               -------------------

                         CALCULATION OF REGISTRATION FEE

                                           AMOUNT TO BE      PROPOSED MAXIMUM               PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        REGISTERED   OFFERING PRICE PER SHARE (1)  AGGREGATE OFFERING PRICE (1) REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Class A Common Stock
(par value $0.01). . . . . . . . . . . .      310,000          $1.625-$19.75                $  2,289,013.00           $   693.57
Stock Options and Class B Common Stock
(par value $0.01). . . . . . . . . . . .    4,380,000          $1.625-$87.00                $174,700,822.21           $52,934.35
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1), the offering price is based, in part, upon the exercise prices for shares subject to options previously granted under (i)(A) the PacifiCare Health Systems, Inc. Stock Option Plan for Executives and Key Employees, as amended, Second Amended and Restated 1989 Stock Option Plan for Officers and Key Employees, as amended, of PacifiCare Health Systems, Inc., 1989 Non-Officer Directors Stock Option Plan of PacifiCare Health Systems, Inc. and Second Amended 1992 Non-Officer Directors Stock Option Plan (303,334 shares of Class A Common Stock at prices ranging from $1.625 to $19.75 per share and 1,972,908 shares of Class B Common Stock at prices ranging from $1.625 to $87.00 per share), and (B) the FHP International Corporation Executive Incentive Plan and the FHP International Corporation/TakeCare, Inc. Stock Option Plan (957,752 shares of Class B Common Stock at prices ranging from $2.6827146 to $86.13689 per share) and (ii) in part, upon the book value of such securities (6,666 shares of Class A Common Stock at a price of $6.00 per share and 1,449,340 shares of Class B Common Stock at a price of $6.00 per share) computed as of the latest practicable date prior to the date of filing of this Registration Statement.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document filed by N-T Holdings, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") is incorporated by reference into this Registration Statement:

     The Company's prospectus filed with the Commission on November 26, 1996 (the "Prospectus") pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     The section entitled "Description of PacifiCare Holding Capital Stock" set forth in the Prospectus is incorporated by reference herein into this Registration Statement in response to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws provide that the Registrant will indemnify its directors, officers, employees or agents in a manner consistent with the provisions of the Delaware General Corporation Law.

     In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Registrant maintains a policy providing directors' and officers' liability insurance, which insures directors and officers of the Registrant in certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.



                                       2.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of Ernst & Young LLP Independent Auditors.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney is contained on the signature pages.


ITEM 9.  UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and,


                                       3.

where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                       4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, County of Orange, State of California, on this 12th day of February, 1997.


                                   N-T HOLDINGS, INC.



                                   By  /s/ Alan R. Hoops
                                     --------------------------------------
                                        Alan R. Hoops
                                        President and
                                        Chief Executive Officer




                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan R. Hoops, Wayne R. Lowell and Joseph
S. Konowiecki, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                        DATE


  /s/ Alan R. Hoops        President, Chief Executive Officer  February 12, 1997
-------------------------  and Director
    Alan R. Hoops          (Principal Executive Officer)


 /s/ Wayne R. Lowell       Vice President, Chief Financial     February 12, 1997
-------------------------  Officer and Director
   Wayne R. Lowell         (Principal Financial Officer)


/s/ Joseph S. Konowiecki   Director                            February 12, 1997
-------------------------
Joseph S. Konowiecki


/s/ Mary C. Langsdorf      Principal Accounting Officer        February 12, 1997
-------------------------
  Mary C. Langsdorf

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of Ernst & Young LLP Independent Auditors.

23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney. Reference is made to the signature pages.